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                                 EXHIBIT 23(e)
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                   [TRIDENT FINANCIAL CORPORATION LETTERHEAD]

                                 March 26, 1999

Board of Directors
FFBS Bancorp, Inc.

Gentlemen:

   We hereby consent to the inclusion of our opinion in NBC Capital Corporation's Registration Statement on Form S-4, dated March 30, 1999 with respect to the merger of NBC Capital Corporation and FFBS Bancorp, Inc. and to all references to our firm in the Registration Statement.

                                          TRIDENT FINANCIAL CORPORATION

                                          /s/ William J. Wagner
                                          -------------------------------------
                                          William J. Wagner
                                          Senior Vice President